Exhibit 99.2

Shutterfly, Inc. Announces Resignation of Mario Cibelli from Board of Directors

REDWOOD CITY, California (May 5, 2016) — Shutterfly, Inc. (NASDAQ:SFLY), the leading manufacturer and digital retailer of high-quality personalized products and services offered through a family of lifestyle brands, today announced that Mario Cibelli will be resigning from Shutterfly’s Board of Directors effective today. The governance committee will commence a search for his replacement.

“I joined the Shutterfly Board of Directors in June of 2015 to give a voice to shareholder concerns and assist in creating an executive compensation plan that strongly aligned owner and management incentives. With the recent appointment of Chris North as Shutterfly CEO and a new incentive compensation plan that is heavily tied to share price performance, I am very pleased with the progress that has been made over a relatively short period of time,” said Mario Cibelli, managing member of Marathon Partners Equity Management, LLC. “Chris is an extremely bright, talented and motivated individual and his interests are well aligned with Shutterfly’s shareholders. His success at a world class, performance oriented organization such as Amazon speaks very highly of his capabilities. My level of confidence in Shutterfly and the board of directors is very high at this time, and because of this, I have the ability to leave the company in very capable hands. I believe Shutterfly is on a path to improved financial results and shareholder returns, and I expect our firm to be supportive shareholders of the company for some time to come.”

“On behalf of our management and board of directors, I want to thank Mario for his contributions to Shutterfly and its shareholders. Mario has played a key role in the company over the past year and provided important perspectives that support our strategy of long-term value creation. The board of directors has appreciated our time working with Mario and we wish him well,” said Phil Marineau, chairman and interim CEO of Shutterfly, Inc.

“The Shutterfly Board of Directors appreciates the contributions Mario brought to our group,” added governance committee chair, Brian Swette. “He has been a valuable contributor to the board and provided a focus on the long-term best interests of the company and its shareholders. We thank him for his service and wish him continued success.”

Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. These forward-looking statements include statements regarding the Shutterfly’s path to improved financial results and shareholder outlook, and statements about management that may suggest trends in the Shutterfly’s future performance. The Shutterfly’s actual results may differ materially from those anticipated in these forward-looking statements. Factors that might contribute to such differences include, among others, economic downturns and the general state of the economy; changes in consumer discretionary spending as a result of the macroeconomic environment; the loss of sales partners for our products; our ability to expand our customer base, increase sales to existing customers and meet production requirements; our ability to successfully integrate acquired businesses and assets; our ability to retain and hire necessary employees, including seasonal personnel, and appropriately staff our operations; the impact of seasonality on our business; our ability to develop innovative, new products and services on a timely and cost-effective basis; consumer acceptance of our products and services; our ability to develop additional adjacent lines of business; unforeseen changes in expense levels; and competition and pricing strategies of our competitors, which could lead to pricing pressure. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the “Risk Factors” section of the Shutterfly’s most recent Form 10-K and Form 10-Q, and the Shutterfly’s other filings, which are available on the Securities and Exchange Commission’s website at www.sec.gov. These forward-looking statements are based on current expectations and the Shutterfly assumes no obligation to update this information.

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About Shutterfly, Inc.

Shutterfly, Inc. is the leading manufacturer and digital retailer of high-quality personalized products and services offered through a family of lifestyle brands. Founded in 1999, the Shutterfly, Inc. family of brands includes Shutterfly®, where your photos come to life in photo books, cards and gifts; Tiny Prints®, premium cards and stationery for all life’s occasions; Wedding Paper Divas®, wedding invitations and stationery for every step of the planning process; MyPublisher®, one of the pioneers in the photo book industry and creator of easy-to-use photo book-making software; BorrowLenses®, the premier online marketplace for photographic and video equipment rentals; and GrooveBook™, an iPhone and Android app and subscription service that prints up to 100 mobile phone photos in a GrooveBook and mails it to customers every month. For more information about Shutterfly, Inc. (SFLY), visit www.shutterflyinc.com.

Investors

Christiane Pelz, (650) 632-2310

cpelz@shutterfly.com

Media

Gretchen Sloan, (650) 610-5276

gsloan@shutterfly.com